Calculation of Filing Fee Tables
S-8
Salesforce, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.001 per share	457(a)	34,000,000	$ 177.09	$ 6,021,060,000.00	0.0001381	$ 831,508.39
2	Equity	Common stock, par value $0.001 per share	457(a)	20,000,000	$ 150.53	$ 3,010,600,000.00	0.0001381	$ 415,763.86
Total Offering Amounts:						$ 9,031,660,000.00		$ 1,247,272.25
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,247,272.25
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the 'Securities Act'), this Registration Statement on Form S-8 (this 'Registration Statement') shall also cover any additional shares of common stock, par value $0.001 per share (the 'Common Stock') of Salesforce, Inc. (the 'Registrant') that become issuable under the Salesforce, Inc. Amended and Restated 2013 Equity Incentive Plan (the '2013 Plan'). The 'Amount Registered' represents 34,000,000 shares of Common Stock reserved for issuance under the 2013 Plan. The 'Proposed Maximum Offering Price Per Unit' and the 'Maximum Aggregate Offering Price' are estimated in accordance with Rule 457(h) under the Securities Act based on the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on May 28, 2026.

[2]	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock of the Registrant that become issuable under the Salesforce, Inc. Amended and Restated 2004 Employee Stock Purchase Plan (the 'ESPP'). The 'Amount Registered' represents 20,000,000 shares of Common Stock reserved for issuance under the ESPP. The 'Proposed Maximum Offering Price Per Unit' and the 'Maximum Aggregate Offering Price' are estimated in accordance with Rule 457(h) under the Securities Act based on a 15% discount from the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on May 28, 2026, such discount representing the maximum permissible discount offered pursuant to the ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources